                                                 Exhibit (8)(a)


                            SULLIVAN & CROMWELL
                              125 Broad Street
                          New York, New York 10004







                                                April 13, 1995





BanPonce Corporation,
   209 Munoz Rivera Avenue,
      Hato Rey, Puerto Rico 00918.


Dear Sirs:

            We have acted as your counsel in connection with the

registration under the Securities Act of 1933 (the "Act") of up to

$500,000,000 aggregate initial offering price, or the equivalent thereof in other currencies or currency units, of Medium Term Notes, Series 1 (the

"Notes") of BanPonce Corporation, and hereby confirm to you our opinion as set forth under the heading "United States Taxation" in the Prospectus

Supplement relating to the Notes filed under the Act on April 13, 1995.

            We hereby consent to the filing with the Securities and

Exchange Commission of this letter as an exhibit to the Registration

Statement and the reference to us in the above-mentioned Prospectus

Supplement under the heading "United States Taxation".  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                                Very truly yours,


                                          /s/ SULLIVAN & CROMWELL